SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2009

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to FirstCity Revolving Credit Agreement.

On March 30, 2009, FirstCity Financial Corporation (“FirstCity”) and Bank of Scotland, Plc, as agent for the lenders and as lender, entered into Amendment No. 28 dated March 30, 2009, to the Revolving Credit Agreement dated November 12, 2004 (the “Credit Agreement”) to amend the definitions of “indebtedness” and “tangible net worth” such that in the determination of “tangible net worth” and the computation of the ratio of “indebtedness to tangible net worth” for the fiscal quarters ending December 31, 2008 and thereafter, “tangible net worth” and “indebtedness” would be adjusted by deducting non-controlling interests in subsidiaries from liabilities and adding non-controlling interests in subsidiaries to equity as will be provided under GAAP for fiscal quarters ending after December 31, 2008.  The foregoing description of Amendment No. 28 is qualified in its entirety by reference to the full text of Amendment No. 28 attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Amendment to FirstCity Subordinated Delayed Draw Credit Agreement.

On March 30, 2009, FirstCity and BoS(USA) Inc., as agent for the lenders and as lender, entered into Amendment No. 15 dated March 30, 2009, to the Subordinated Delayed Draw Credit Agreement dated as of September 5, 2007 (the “Subordinated Credit Agreement”) to amend the definitions of “indebtedness” and “tangible net worth” such that in the determination of “tangible net worth” and the computation of the ratio of “indebtedness to tangible net worth” for the fiscal quarters ending December 31, 2008 and thereafter, “tangible net worth” and “indebtedness” would be adjusted by deducting non-controlling interests in subsidiaries from liabilities and adding non-controlling interests in subsidiaries to equity as will be provided under GAAP for fiscal quarters ending after December 31, 2008.  The foregoing description of Amendment No. 15 is qualified in its entirety by reference to the full text of Amendment No. 15 attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

Amendment to FH Partners LLC Revolving Credit Agreement.

On March 30, 2009, FH Partners LLC, an indirect wholly-owned subsidiary of FirstCity, and Bank of Scotland, Plc, as agent for the lenders and as lender, entered into Amendment No. 8 dated March 30, 2009, to the Revolving Credit Agreement dated as of August 26, 2005 (the “FH Partners Credit Agreement”) to amend the definitions of “indebtedness” and “tangible net worth” such that in the determination of “tangible net worth” and the computation of the ratio of “indebtedness to tangible net worth” for the fiscal quarters ending December 31, 2008 and thereafter, “tangible net worth” and “indebtedness” would be adjusted by deducting non-controlling interests in subsidiaries from liabilities and adding non-controlling interests in subsidiaries to equity as will be provided under GAAP for fiscal quarters ending after December 31, 2008.  The foregoing description of Amendment No. 8 is qualified in its entirety by reference to the full text of Amendment No. 8 attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Nature of Material Relationship with Bank of Scotland, Plc.

FirstCity has had a significant relationship with Bank of Scotland, Plc (“Bank of Scotland”) and The Governor and The Company of the Bank of Scotland (“BoS-UK”) and their subsidiaries since September 1997. Since 1997, Bank of Scotland and certain of its affiliates have provided credit facilities to FirstCity and its wholly-owned subsidiaries.

Bank of Scotland provides FirstCity and its subsidiaries a loan facility under a revolving credit agreement to finance the senior debt and equity portion of portfolio and asset purchases and working capital loans.

The maximum available commitment under this revolving credit facility was $225.0 million at December 31, 2008. This facility is secured by substantially all of the assets of FirstCity and certain of its wholly-owned subsidiaries, and guaranteed by substantially all of the wholly-owned subsidiaries of FirstCity.

FH Partners LLC, a wholly-owned affiliate of FirstCity, has a $100.0 million revolving credit facility with Bank of Scotland to finance portfolio and asset purchases consummated by FH Partners LLC. This facility is secured by all assets of FH Partners LLC and guaranteed by FirstCity and certain of its wholly-owned subsidiaries.

FirstCity has a $25.0 million subordinated credit agreement with BoS (USA) which may be used to finance equity investments in new ventures, equity investments made in connection with portfolio and asset purchases and loans made by FirstCity and its subsidiaries to acquisition entities, provide for the issuance of letters of credit, and for working capital loans. This credit agreement is guaranteed by substantially all of the wholly-owned subsidiaries of FirstCity and secured by substantially all of the assets of FirstCity and its wholly-owned subsidiaries.

BoS(USA) Inc. has a warrant to purchase 425,000 shares of FirstCity’s voting Common Stock at $2.3125 per share, which is subject to adjustment in the number of shares in the event of certain changes in the Common Stock, grants of options or issuance of convertible securities by FirstCity or certain corporate changes or reorganizations. The warrant will expire on August 31, 2010, if it is not exercised prior to that date.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1               Amendment No. 28 dated March 30, 2009 between FirstCity Financial Corporation and Bank of Scotland, Plc

10.2.            Amendment No. 15 dated March 30, 2009 between FirstCity Financial Corporation and BoS(USA) Inc.

10.3               Amendment No. 8 dated March 30, 2009 between FH Partners LLC and Bank of Scotland, Plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: April 1, 2009	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1         Amendment No. 28 dated March 30, 2009 between FirstCity Financial Corporation and Bank of Scotland, Plc

10.2.        Amendment No. 15 dated March 30, 2009 between FirstCity Financial Corporation and BoS(USA) Inc.

10.3         Amendment No. 8 dated March 30, 2009 between FH Partners LLC and Bank of Scotland, Plc